EXHIBIT 10(jj)

FIRST AMENDMENT TO AMENDED AND RESTATED MASTER AGREEMENT AND AMENDED AND RESTATED LEASE AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED MASTER AGREEMENT AND AMENDED AND RESTATED LEASE AGREEMENT, dated as of July 27, 2005 (this “Amendment”), is among AARON RENTS, INC. (“Lessee” or “Aaron Rents”), SUNTRUST BANKS, INC., a Georgia corporation (“Lessor”), WACHOVIA BANK, NATIONAL ASSOCIATION, as lender (the “Lender”), and SUNTRUST BANK, a Georgia banking corporation, as lease participant (in such capacity, the “Lease Participant”), and as agent (in such capacity, the “Agent”).

BACKGROUND

1.                                       Lessee, Lessor, the Lender and the Agent are parties to that certain Amended and Restated Master Agreement, dated as of October 31, 2001, as amended by the First Omnibus Amendment, dated as of August 21, 2002 (the “Omnibus Amendment”), among the Lessee, the Lender, the Lessor , the Lease Participant and the Agent (the “Master Agreement”).  Lessee and Lessor are parties to that certain Amended and Restated Lease Agreement, dated as of October 31, 2001, as amended by the Omnibus Amendment (the “Lease”).

2.                                       The parties hereto desire to amend the Master Agreement and the Lease in certain respects as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions.  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Master Agreement.

Section 2. Minimum Consolidated Net Worth.  Section 5.13 of the Master Agreement is hereby amended by (i) deleting the number “$187,675,200.00” where it appears in clause (i) thereof and substituting therefor the number “$338,340,000” and (ii) deleting the date of “March 31, 2001” where it appears in clause (ii) thereof and substituting therefor the date “June 30, 2004”.

Section 3. Indebtedness.  Section 5.14 of the Master Agreement is hereby amended by (i) deleting the number “$5,000,000” where it appears in subsection (c) thereof and substituting therefor the number “$15,000,000”; (ii) deleting the number “$5,000,000” where it appears in clause (2) of subsection (g) thereof and substituting the number “$250,000”; (iii) deleting the text of subsection (g) thereof and substituting therefor the following:

(g)                                 Guarantees by the Lessee of Indebtedness of certain franchise operators of the Lessee, provided such guarantees are given by the Lessee in connection with (1)  loans made pursuant to the terms of the Loan Facility Agreement, (2) loans made pursuant to the South Trust Loan Facility Agreement in an aggregate principal amount not to exceed $250,000, and (3) loans made by Sun Trust Bank to finance the purchase of equity interests in certain franchises of the Lessee in an aggregate principal amount not to exceed $10,000,000, (4) loans made pursuant to the terms of the Rosey Rentals Loan Facility Agreement in an aggregate principal amount not to exceed Twenty Five Million Dollars ($25,000,000), and (5) loans made pursuant to the terms of the RBC Loan Facility Agreement in an aggregate principal amount not to exceed Fifteen Million Canadian Dollars (Cdn. $15,000,000);

;and (iii) deleting subsection (k) thereof and substituting therefor the following:

(k)                                  Indebtedness as evidenced by (i) the 6.88% Senior Notes of the Lessee in the amount of $50,000,000 issued pursuant to the 2002 Note Agreement and (ii) the 5.03% Senior Notes of the Lessee in the amount of $60,000,000 issued pursuant to the 2005 Note Agreement, together with Guarantees of such Indebtedness by any Subsidiaries of the Lessee; and

(i)                                     other unsecured Indebtedness in an aggregate principal amount not to exceed $30,000,000 at any time outstanding.

Section 4. Negative Pledge.  Section 5.15 of the Master Agreement is hereby amended by deleting the text of subsection (g) thereof and substituting therefor the following:  “Liens created by the Operative Documents and Liens securing the obligations of the Lessee and certain of its Subsidiaries under the Credit Agreement and the documents related thereto.

Section 5. Investments.  Section 5.17 of the Master Agreement is hereby amended by (i) deleting the text of subsection (f) thereof and substituting therefor the following:

(f)                                    (i) loans to franchise operators and owners of franchises acquired or funded pursuant to the Loan Facility Agreement, the Rosey Rentals Loan Facility Agreement, the RBC Loan Facility Agreement and the SouthTrust Loan Facility Agreement and (ii) other adequately secured and properly monitored loans to franchise operators and owners of franchises in an aggregate principal amount outstanding, together with loans outstanding under clause (i) of this Section 5.17(f), not to exceed the aggregate facility amounts available for borrowing by franchise operators that the Lessee is permitted to guarantee pursuant to Section 5.14;

; and (ii) deleting the number “$2,500,000” where is appears in subsection (j) thereof and substituting therefor the number “$10,000,000”.

Section 6. Sale of Assets.  Section 5.19 of the Master Agreement is hereby amended by deleting the number “$5,000,000” in subsection (d) thereof and substituting therefor the number “$10,000,000”.

Section 7. Restrictive Agreements.  Section 5.21 of the Master Agreement is hereby amended by inserting the phrase “the 2002 Note Agreement, the 2005 Note Agreement” immediately after the phrase “other Transaction Document” where it appears in clause (i) of the proviso thereof.

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Section 8. Sale and Leaseback Transactions. Section 5.22 of the Master Agreement is hereby amended by deleting the number “$30,000,000” where it appears therein and substituting therefor the number “$100,000,000”.

Section 9. Certain Definitions.  The definition of “Credit Agreement” that appears in Appendix A to the Master Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

“Credit Agreement” means the Revolving Credit Agreement, dated as of May 28, 2004 among Aaron Rents, Inc., as borrower, Aaron Rents, Inc. Puerto Rico, as co-borrower, the lenders from time to time party thereto, SunTrust Bank, as administrative agent and Wachovia Bank, National Association, as syndication agent.

The definition of “Consolidated Total Debt” that appears in Appendix A to the Master Agreement is hereby amended by ending the first sentence thereof immediately after the phrase “definition of Indebtedness” and deleting the text of such first sentence that follows such phrase.  The definition of “Material Indebtedness” that appears in Appendix A to the Master Agreement is hereby amended by deleting the number “$500,000” where it appears therein and substituting therefor the number “$1,000,000”.

The definition of “Permitted Acquisition” that appears in Appendix A to the Master Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

“Permitted Acquisition” shall mean any Acquisition so long as (a) immediately before and after giving effect to such Acquisition, no Potential Event of Default or Event of Default exists, (b) such Acquisition has been approved by the board of directors of the Person being acquired prior to any public announcement thereof, (c) the total consideration (including all cash, debt, stock and other property, and assumption of obligations for borrowed money) of any single Acquisition or series of related Acquisitions does not exceed $40,000,000, (d) the total consideration (including all cash, debt, stock and other property, and assumption of obligations for borrowed money) of all Acquisitions during any fiscal year does not exceed $80,000,000 and (e) immediately after giving effect to such Acquisition, the Lessee and its Subsidiaries will not be engaged in any business other than businesses of the type conducted by the Lessee and its Subsidiaries on May 28, 2004 and businesses reasonably related thereto. As used herein, Acquisitions will be considered related Acquisitions if the sellers under such Acquisitions are the same Person or any Affiliate thereof.

The following definitions shall be added to Appendix A to the Master Agreement in the appropriate alphabetical order:

“2002 Note Agreement” means that certain Note Purchase Agreement, dated as of August 15, 2002, by and among the Lessee, the other Loan Parties party thereto, The Prudential Insurance Company of America and the other purchasers signatory thereto.

“2005 Note Agreement” means that certain Note Purchase Agreement, dated as of July 27, 2005, by and among the Lessee, the other Loan Parties party thereto, The Prudential Insurance Company of America and the other purchasers signatory thereto.

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“RBC Loan Facility Agreement” shall mean the credit facility agreement among the Lessee, Royal Bank of Canada and any other parties thereto dated on or about July 27, 2005, whereby the Lessee and any Subsidiary may, among other things, guarantee loans made to franchise operators and owners of the Sponsor pursuant to the terms thereof.

“Rosey Rentals Loan Facility Agreement” shall mean the Amended and Restated Loan and Security Agreement dated as of May 5, 2004 by and among Rosey Rentals, L.P. and Wachovia Bank, N.A. (as successor to SouthTrust Bank).

Section 10. Judgment Event of Default.  Paragraph (m) of Article XII of the Lease is hereby amended by deleting the text thereof in its entirety and substituting therefor the following:

(m)                               any judgment or order for the payment of money in excess of $1,000,000, or any two or more judgments or orders for the payment of money in excess of $5,000,000, shall be rendered against the Lessee or any Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

Section 11. Patriot Act.  Each Funding Party and the Agent (for itself and not on behalf of the Lenders) hereby notifies the Lessee that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Lessee, which information includes the name and address of the Lessee and other information that will allow such Funding Party or the Agent, as applicable, to identity the Lessee in accordance with the Act.

Section 12. Representations. Lessee hereby represents and warrants that, after giving effect to this Amendment, (i) no Event of Default or Potential Event Default has occurred and is continuing or will result from this Amendment, and (ii) each representation and warranty of Lessee contained in the Master Agreement and the other Operative Documents as amended by this Agreement is true and correct in all material respects on the date hereof as though made on and as of the date hereof, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

Section 13. Miscellaneous.  This Documentary Conventions shall apply to this Amendment.  The Operative Documents, as amended hereby, remain in full force and effect.  Any reference to any Operative Document from and after the date hereof shall be deemed or referred to such Operative Documents and amended hereby, unless otherwise expressly stated.  Lessee hereby agrees to promptly pay, or reimburse the Agent for, any and all costs incurred by the Agent in connection with this Amendment, including, without limitation, the fees and disbursements of Greenberg Traurig, LLP.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the year first above written.

AARON RENTS, INC., as the Lessee

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President and Chief Financial Officer

SUNTRUST BANKS, INC., as the Lessor

By:	/s/ R. Todd Shutley
Name:	R. Todd Shutley
Title:	Vice President

SUNTRUST BANK, as the Agent and as the Lease Participant

By:	/s/ Ken Bauchle
Name:	Ken Bauchle
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as the Lender

By:	/s/ Martha M. Winters
Name:	Martha M. Winters
Title:	Director